UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

LAVA Therapeutics N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-40241	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yalelaan 62 Utrecht, The Netherlands	3584 CM
(Address of principal executive offices)	(Zip Code)

+31 85 016 3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, nominal value €0.12 per share	LVTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 20, 2025, LAVA Therapeutics N.V. (the “Company”) adopted a restructuring plan to extend its capital resources in connection with initiating a process to evaluate strategic alternatives. As part of the restructuring plan, the Company is planning a workforce reduction of approximately 30%. The Company anticipates that the reduction in workforce will be completed by July 31, 2025. The Company estimates that it will incur approximately $0.5 million of one-time termination benefits and related taxes related to the workforce reduction, with the majority of such costs to be incurred in the first quarter of 2025. The estimates of the restructuring costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the restructuring plan.

Item 7.01 Regulation FD Disclosure.

On February 25, 2025, the Company issued a press release entitled “LAVA Announces Evaluation of Strategic Options,” a copy of which is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “plan,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report and are subject to various risks and uncertainties that may cause actual results to differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include but are not limited to statements relating to the Company’s evaluation of strategic alternatives and ability to extend its capital resources, and the scope and the timing of the restructuring and the expected costs related to the restructuring, including the estimated timing and magnitude of the workforce reduction. These forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including the sufficiency of the Company’s capital resources, the Company’s ability to achieve the expected benefits of the restructuring, and other risks and uncertainties affecting the Company and its development programs, including those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023 and in subsequent filings with the SEC. Forward-looking statements in this Current Report are made as of the date of this Current Report, and the Company undertakes no duty to update any such statements unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAVA Therapeutics, N.V.

Dated: February 25, 2025	By:	/s/ Fred Powell
		Name:	Fred Powell
		Title:	Chief Financial Officer